UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13591 (Commission File Number)	13-2966911 (IRS Employer Identification No.)

301 Route 17 North, Rutherford, New Jersey 07070 (Address of principal executive offices, including zip code)

(201) 935-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Chief Executive Officer Salary Reduction

Effective December 11, 2007, AXS-One Inc. (the “Company”) entered into a letter agreement with William P. Lyons, its Chairman of the Board and Chief Executive Officer, pursuant to which the base salary of Mr. Lyons for the 2008 calendar year will be reduced from $400,000 to $100,000. The aforementioned salary reduction will be discontinued effective January 1, 2009, or earlier upon a change in control of the Company. If Mr. Lyons is terminated without cause during 2008, severance payments would be based on 2006 salary levels.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Restricted Stock Grant

On December 11, 2007, the Compensation Committee of the Board of Directors of AXS-One, Inc. authorized the grant of 600,000 shares of restricted stock (consisting of 436,700 shares under the 1998 Stock Option Plan and 163,300 shares under the 2005 Stock Incentive Plan) to William P. Lyons. The restricted shares vest on the first anniversary of the date of grant and the vesting accelerates upon a change of control of the Company or if the grantee’s employment is terminated by the Company without cause or upon the death or disability of the grantee.

The foregoing description of the form of Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, a copy of which is filed as Exhibit 10.2 hereto, and incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibits are filed as part of this report:
10.1	Letter Agreement with William P. Lyons
10.2	Form of Restricted Stock Agreement with William P. Lyons

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: December 17, 2007	By:	/s/ Joseph P. Dywer
Joseph P. Dwyer Executive Vice President, Chief Financial Officer and Treasurer